Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

THIS TRANSITION AGREEMENT AND RELEASE (this “Release” or “Agreement”) is entered into this 13th day of June, 2024, by and among American Public University System, Inc., a West Virginia corporation (the “Company”), American Public Education, Inc., a Delaware corporation (the “Parent”) and Richard W. Sunderland, Jr. (the “Executive”). The Company, the Parent, and the Executive may hereafter be referred to individually as a “Party” or collectively as the “Parties.” Capitalized terms used and not defined herein have the meaning given to them in the Executive Employment Agreement by and among the Parties, dated as of August 1, 2014, (the “Employment Agreement”).

WHEREAS, by mutual agreement of the Parties, the Executive’s employment will end on the Separation Date (defined below), following a Transition Period (defined below);

WHEREAS, it is understood that, during the Transition Period, the Parent will actively search for an individual to be hired to succeed the Executive as the Chief Financial Officer of the Parent (the “Successor”); and

WHEREAS, if the Executive executes this Agreement, complies with its terms, and executes the Supplemental Release (defined below), the Executive will receive the benefits referenced in paragraph 1(d).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Transition Period; Severance.

(a)	The Executive’s employment shall terminate ninety (90) days after an individual, identified by the Parent as the Successor, commences employment with the Parent (or such other date mutually agreed upon in writing by the Executive and the Parent) provided that Executive’s employment may be terminated earlier pursuant to Section 10 of the Employment Agreement (the earliest of the foregoing, the “Separation Date”). Notwithstanding the terms of the Employment Agreement, the Executive shall receive at least thirty (30) days’ advance notice of termination (provided, however, that if the Successor commences employment with the Parent before the Separation Date, the Executive shall be entitled to at least ninety (90) days’ advance notice of termination), or pay in lieu thereof. The period between the date the Executive signs this Agreement and the Separation Date is referred to as the “Transition Period.”

(b)	During the Transition Period, the following terms apply:

i.	The Executive will remain an active employee of the Company and the Parent, and, except as modified hereunder, the terms of the Employment Agreement will continue in full force and effect, including the compensation and benefits under the terms and conditions of the Employment Agreement;

ii.	The Executive shall continue to perform the Executive’s regular duties in good faith and to the best of the Executive’s abilities and the Executive and the Company will continue to comply with their respective obligations under the Employment Agreement; provided that during the Transition Period, the Parent’s Chief Executive Officer may modify the Executive’s duties and responsibilities in her sole discretion, including requiring the Executive to transition duties and responsibilities to the Successor or to other persons, and to reduce or eliminate duties and responsibilities of the Executive. Likewise, at the request of the Parent’s Chief Executive Officer, the Executive shall resign from any one or more offices, directorships, appointments, or other positions held with the Company or the Parent, including all of their respective direct and indirect subsidiaries, affiliates or related entities (collectively, “Affiliates”);

iii.	During and, to the extent such provisions survive the expiration of the Transition Period, after the Transition Period, the Executive shall comply with the Executive’s obligations under this Agreement, including but not limited to paragraph 5; and

iv.	Notwithstanding any provisions of the Employment Agreement or any other agreement between the Executive and the Parent or the Company or one of their respective Affiliates, the Executive acknowledges and agrees that the changes to the terms and conditions of the Executive’s employment arising out of or relating to this Agreement, including the changes to the Executive’s duties, do not constitute “Good Reason” to resign for any purpose, including under the Employment Agreement or the Equity Documents (defined below).

(c)	On the Separation Date, the Executive’s employment shall terminate and all of the offices, directorships, appointments, and other positions the Executive holds with the Company and the Parent, including all of their respective Affiliates, will end. After the Separation Date, the Executive shall not represent that the Executive is an employee, officer, agent, or representative of the Company, the Parent, or an Affiliate for any purpose.

(d)	If the Executive has signed and not revoked this Agreement and has fully complied with its terms, upon the Separation Date:

(i)	If the Separation Date has occurred due to a termination for Cause by the Company or a resignation by the Executive without Good Reason, the Company shall pay the Executive the amounts associated with such termination as provided under Section 11(c) of the Employment Agreement, and if the Separation Date has occurred due to death, the Company shall pay to the Executive’s estate, or as may be directed by the legal representatives of the estate, the amounts associated with such termination as provided under Section 11(a) of the Employment Agreement;

(ii)	If the Separation Date has occurred due to any reason other than as specified in clause (i) of this subsection (d), then the Company will, subject to clause (iii) of this subsection (d), pay the Executive (or his estate or legal representative, if applicable) the amounts associated with such termination as provided under Section 11(d) of the Employment Agreement (irrespective of the manner of such termination);

(iii)	In the event of the Executive’s termination of employment as described in clause (ii) of this subsection (d), the Company shall deliver to the Executive the release attached hereto as Exhibit A (the “Supplemental Release”) and the Executive’s entitlement to the amounts set forth in clauses (ii) of this subsection (d) shall be conditioned on the Executive executing and delivering to the Company (and not revoking within the time period specified therein) the Supplemental Release;

(iv)	In the event of the Executive’s termination of employment as described in clause (ii) of this subsection (d), then subject to the Executive satisfying the Supplemental Release condition set forth in clause (iii) of this subsection (d), Executive’s termination shall be deemed to be a “Qualified Retirement” (as defined in the applicable equity award agreements granted under the Parent’s 2017 Omnibus Incentive Plan, as amended (the “Award Agreements”)) and Executive will be considered to have continued in “Service” under the Award Agreements through February 3, 2025 regardless of whether Executive’s termination of employment occurs prior to such date.

(e)	The Executive acknowledges and agrees that the consideration referred to in paragraph 1(d) is consideration for the Executive’s promises contained in this Agreement (and the Supplemental Release), that the Executive is not otherwise entitled to such consideration, and that such consideration is above and beyond any wages, salary, or other sums or items of value to which the Executive is entitled from the Company or the Parent or any of their respective Affiliates under the terms of the Employment Agreement or under any other contract or law. For the avoidance of doubt, and without limiting any other remedies available to the Company or the Parent, if the Executive fails to comply with the Executive’s obligations under this Agreement (or the Supplemental Release), the Company and the Parent reserve the right to seek the return of the amounts or fair market value of the benefits provided under paragraph 1(d), if already provided.

(f)	Once the Executive receives all of the consideration set forth in paragraph 1(d), the Executive is not owed and will not seek any additional amounts or benefits from the Company, the Parent, or any of their respective Affiliates, under the Employment Agreement or any other source, other than with respect to any Surviving Claim (as defined in paragraph 2 below). The Executive also represents that, other than the payments contemplated under this paragraph 1, as of the date hereof the Executive has been paid all compensation due and owing to him under any employment or other contract the Executive has or may have had with the Company or the Parent (including but not limited to the Employment Agreement) or from any other source of entitlement, including all wages, salary, bonuses, incentive payments, profit-sharing payments, leave, severance pay or other benefits. The Executive acknowledges that, other than as expressly specified in paragraph 1(d), any unvested equity granted to the Executive under the equity incentive plans of the Parent (after taking into account paragraph 1(d)(iv)) shall be forfeited as of the Separation Date under the terms of the applicable plan documents (collectively, the plan documents and equity award agreements, including the Parent’s 2017 Omnibus Incentive Plan, as amended, are referred to as the “Equity Documents”).

2.            Release. On behalf of himself and his agents, heirs, executors, administrators, successors and assigns, the Executive hereby releases and forever discharges the Company, the Parent, and any and all of the Affiliates (excluding members), officers, directors, employees, agents, counsel, and successors and assigns of the Company and the Parent, from any and all complaints, claims, demands, damages, lawsuits, actions, and causes of action, whether known, unknown or unforeseen, arising out of or in connection with any event, transaction or matter occurring or existing prior to or at the time of his execution of this Release, which he has or may have against any of them for any reason whatsoever in law or in equity, under federal, state, local, or other law, whether the same be upon statutory claim, contract, tort or other basis, including without limitation any and all claims arising from or relating to his employment or the termination of his employment and any and all claims relating to any employment contract (including but not limited to the Employment Agreement, and any alleged right to severance benefits, except as expressly contemplated in this Agreement or in the Supplemental Release), any employment statute or regulation, or any employment discrimination law, including without limitation the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866 and the Equal Pay Act of 1963, the West Virginia Human Rights Act, the West Virginia Workers’ Compensation Act anti-discrimination provisions, and the West Virginia Equal Pay for Equal Work Act, all as amended, all state and local laws, regulations and ordinances prohibiting discrimination in employment, and other laws and regulations relating to employment, including but not limited to the Family and Medical Leave Act and the Fair Labor Standards Act, all as amended. The Executive agrees, without limiting the generality of the above release, not to file any claim or lawsuit seeking damages or other relief and asserting any claims that are lawfully released in this paragraph. The Executive further hereby irrevocably and unconditionally waives any and all rights to recover any relief and damages concerning the claims that are lawfully released in this paragraph. The Executive represents and warrants that he has not given or sold any portion of any claims released herein to anyone else, and that he will indemnify and hold harmless the persons and entities released herein from all liabilities, claims, demands, costs, expenses and/or attorneys’ fees incurred as a result of any such assignment or transfer. THE EXECUTIVE HEREBY ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS A GENERAL RELEASE. Notwithstanding any term or provision of this Release or the Employment Agreement to the contrary, and specifically notwithstanding the foregoing releases, this Release does not limit, and the Executive does not release, any rights the Executive may have with respect to any of the following: (a) any claim of the Executive for the payments and benefits due under this Release; (b) any contribution, indemnity, or other claim the Executive may have under the Charter or Bylaws of the Company or the Parent (or any successor or similar provision), under any applicable policy of insurance, or under applicable law as a result of any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the Executive is or was a director, officer, executive or agent of the Company or the Parent or serves or served any other enterprise at the request of the Company or the Parent; (c) any claim relating solely to the validity of this Release under the ADEA, as amended; (d) any non-waivable right to file a charge with the U.S. Equal Employment Opportunity Commission; or (e) any rights that may not be waived as a matter of law and/or that are covered by paragraph 15 of this Agreement (collectively, the “Surviving Claims”).

3.            No Admission. The Parties agree that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by either of them.

4.            No Obligation to Hire. The Executive agrees that neither the Company nor the Parent nor any Affiliate has any obligation to hire, reemploy or reinstate the Executive in the future. The Executive agrees that he will not apply for employment with the Company, the Parent or any Affiliate.

5.            Cooperation and Non-Disparagement. During the six (6) months following the Separation Date, the Executive agrees to cooperate, at the Company’s expense (provided that the Company will not pay for attorneys’ fees), with the Company and the Parent to the extent reasonably requested by the Company or the Parent for the purpose of transitioning his duties and responsibilities. Such cooperation shall be scheduled taking into account Executive’s business and personal activities and shall include, but is not limited to, at the Company’s or the Parent’s request, the Executive making himself available by telephone to answer questions regarding any matter or project in which he was involved while employed by the Company or the Parent. The Executive further agrees that, other than truthful statements that may be required by law, as part of a governmental investigation or proceeding, or as provided in paragraph 15, he shall make no statements disparaging the Company, the Parent or any of their respective Affiliates, officers, directors, employees, or any of their business practices.

6.            Modification; Severability. The Parties agree that if a court of competent jurisdiction finds that any term of this Release is for any reason excessively broad in scope, duration, or otherwise, such term shall be construed or modified in a manner to enable it to be enforced to the maximum extent possible. Further, the covenants in this Release shall be deemed to be a series of separate covenants and agreements. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included herein, then at the option of the Company or the Parent, wholly unenforceable covenants shall be deemed eliminated from this Release for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

7.            Certain Representations. The Parties represent and acknowledge that in executing this Release such Party does not rely and has not relied upon any representation or statement made by the other Party or the other Party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Release or otherwise.

8.            Continuing Obligations; Entire Agreement. The Executive reaffirms and agrees to comply with all of the Executive’s restrictive covenants, including but not limited to Sections 8, 9, and 15 of the Employment Agreement, and all restrictive covenants entered into in connection with the Equity Documents (the “Reaffirmed Covenants”). The Reaffirmed Covenants are not superseded or limited by this Agreement (nor is this Agreement limited by such Reaffirmed Covenants), and continue to apply notwithstanding any other provisions in this Agreement. This Release, together with the Employment Agreement (including the Reaffirmed Covenants) and the Equity Documents, contain the entire agreement between the Parties relating to the subject matter of this Release, and may not be altered or amended except by an instrument in writing signed by both Parties hereto. The Executive agrees that the Executive is not entitled to any payments or benefits in connection with the Executive’s termination that are not expressly set forth in this Agreement, including under the terms of an employment agreement, severance policy/plan (including the APEI Executive Severance Plan, dated May 12, 2017, as amended), by operation of law, or otherwise.

9.            Assignment. This Release and the rights and obligations of the Parties hereunder may not be assigned by either Party without the prior written consent of the other Party.

10.          Binding Agreement. This Release shall be binding upon and inure to the benefit of the Parties and their respective representatives, successors and permitted assigns.

11.          Waiver. Neither the waiver by either Party of a breach of or default under any of the provisions of this Release, nor the failure of such Party, on one (1) or more occasions, to enforce any of the provisions of this Release or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder.

12.          Further Assurances. The Parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms, and conditions of this Release.

13.          Governing Law. This Release, for all purposes, shall be construed in accordance with the laws of the State of West Virginia without regard to conflicts of law principles. Subject to paragraph 14 below, any action or proceeding by either of the Parties to enforce this Release shall be brought only in a state or federal court located in the State of West Virginia, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

14.          Arbitration. Any controversy, dispute or claim arising out of or relating to this Release, including the obligations to make payments pursuant to the Employment Agreement, any modification or extension hereof, or any breach hereof (including the question whether any particular matter is arbitrable hereunder) shall be settled exclusively by confidential arbitration, in the District of Columbia in accordance with the rules of the American Arbitration Association then in force (the “Rules”). Such arbitration shall be effected by arbitrator(s) appointed by the American Arbitration Association in accordance with the Rules. The Parties hereto agree to abide by all awards and decisions rendered in an arbitration proceeding in accordance with the foregoing, and all such awards and decisions may be filed by the prevailing Party with any court having jurisdiction over the person or property of the other Party as a basis for judgment and the issuance of execution thereon. The fees of the arbitrator(s) and related expenses of arbitration shall be apportioned among the Parties as determined by the arbitrator(s). Unless otherwise agreed by the Parties to the arbitration, all hearings shall be held, and all submissions shall be made by the Parties, within thirty (30) days of the date of the selection of the last arbitrator, and the decisions of the arbitrator(s) shall be made within thirty (30) days of the later of the date of the closing of the hearings or the date of the final submissions by the Parties. The Parties consent to the jurisdiction of the Courts of the District of Columbia and of the United States District Court for the District of Columbia, for all purposes in connection with the arbitration. The Parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested, or by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided that a reasonable time for appearance is allowed.

15.          Rights Not Subject to Limitation. Notwithstanding any other provisions of this Agreement, this Agreement does not limit any right the Parties may have that may not be limited by private agreement, including any right to: (a) provide any information in response to a valid subpoena, court order, other legal process, or as otherwise required to be provided by law; (b) challenge the validity or enforceability of this Agreement (including under the ADEA); (c) apply for unemployment compensation or workers’ compensation benefits; (d) provide information to, or participate in an investigation or proceeding conducted by a government agency authorized to enforce laws against unlawful conduct, provided that this Agreement does waive, to the maximum extent permitted by law, any right to seek, recover, or accept any monetary payments or other individual relief for the Executive connected to any agency or other action related to claims that are lawfully released in this Agreement; or (e) report possible violations of law or regulation to any governmental agency or entity or self-regulatory organization, or to cooperate with such agency, entity, or organization, without notice to the Company or the Parent (and to receive a whistleblower award provided by law for providing such information). The Parties acknowledge that pursuant to 18 U.S.C. § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order. The Executive agrees that in the event the Executive receives a subpoena or similar request or demand by any person or entity (including a government agency) to give testimony or produce documents pertaining to the Executive’s employment with the Company or the Parent, the Executive will give prompt written notice of such subpoena, request, or demand to the Company and the Parent, to allow them a reasonable opportunity to, if they elect, first contest the right of the requesting person or entity to such disclosure.

16.           Acknowledgment. With respect to the release in paragraph 2 above, Executive agrees and understands that he is specifically releasing all claims under the Age Discrimination in Employment Act (29 U.S.C. § 621 et seq.), as amended, as well as the West Virginia Human Rights Act. The Executive acknowledges that he has read and understands this Release and executes it voluntarily and without coercion. The Executive further acknowledges that he has had full opportunity to consult with an attorney prior to executing this Release, and that he has been advised in writing herein to do so. I have been advised that if I need to obtain an attorney I can contact the West Virginia Bar Association at 1.800.642.3617. In addition, the Executive has been given twenty-one (21) days, to consider, execute, and deliver this Release to the Chairman of the Board of Directors of the Parent at the Parent’s principal business address, unless the Executive voluntarily chooses to execute this Release before the end of the twenty-one (21)-day period. The Executive understands that he has seven (7) days following his execution of this Release to revoke it in writing, and that this Release is not effective or enforceable until after this seven (7)-day period. For such revocation to be effective, notice must be delivered to the Parent at the Parent’s principal business address, addressed to the attention of the Chairman of the Board of Directors, no later than the end of the seventh calendar day after the date by which the Executive signed this Release. The Executive expressly agrees that, in the event he revokes this Release, this Release shall be null and void and have no legal or binding effect whatsoever, and he shall not be entitled to the payments and benefits described in paragraph 1(d) above. The Parties recognize that the Executive may elect to sign this Release prior to the expiration of the twenty-one (21)-day consideration period specified herein, and the Executive agrees that if he elects to do so such election is knowing and voluntary and comes after full opportunity to consult with an attorney.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Release, or have caused this Release to be duly executed on their behalf, as of the day and year first hereinabove written.

AMERICAN PUBLIC UNIVERSITY SYSTEM, INC.

By:	/s/ Tom Beckett
Name: Tom Beckett
Title: General Counsel

AMERICAN PUBLIC EDUCATION, INC.

By:	/s/ Angela Selden
Name: Angela Selden
Title: President and CEO

THE EXECUTIVE

By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.

EXHIBIT A

SUPPLEMENTAL RELEASE

In consideration of the Executive’s execution and non-revocation of, and compliance with, the Transition Agreement and Release (the “Agreement”) to which this Exhibit A (this “Supplemental Release”) is attached, and the Executive’s execution and non-revocation of, and compliance with, this Supplemental Release, and the Executive’s continuing obligations under the Agreement, the Executive will be entitled to receive the payments and benefits described in paragraph 1(d) of the Agreement following the Separation Date. All capitalized terms used and not defined in this Supplemental Release have the meanings given to them in the Agreement.

On behalf of himself and his agents, heirs, executors, administrators, successors and assigns, the Executive hereby releases and forever discharges the Company, the Parent, and any and all of the Affiliates (excluding members), officers, directors, employees, agents, counsel, and successors and assigns of the Company and the Parent, from any and all complaints, claims, demands, damages, lawsuits, actions, and causes of action, whether known, unknown or unforeseen, arising out of or in connection with any event, transaction or matter occurring or existing prior to or at the time of his execution of this Supplemental Release, which he has or may have against any of them for any reason whatsoever in law or in equity, under federal, state, local, or other law, whether the same be upon statutory claim, contract, tort or other basis, including without limitation any and all claims arising from or relating to his employment or the termination of his employment and any and all claims relating to any employment contract (including but not limited to his Employment Agreement, and any alleged right to severance, except as expressly contemplated in the Agreement or in the Supplemental Release), any employment statute or regulation, or any employment discrimination law, including without limitation the ADEA, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866 and the Equal Pay Act of 1963, all as amended, all state and local laws, regulations and ordinances prohibiting discrimination in employment, and other laws and regulations relating to employment, including but not limited to the Family and Medical Leave Act and the Fair Labor Standards Act, all as amended. The Executive agrees, without limiting the generality of the above release, not to file any claim or lawsuit seeking damages or other relief and asserting any claims that are lawfully released in this paragraph. The Executive further hereby irrevocably and unconditionally waives any and all rights to recover any relief and damages concerning the claims that are lawfully released in this paragraph. The Executive represents and warrants that he has not given or sold any portion of any claims released herein to anyone else, and that he will indemnify and hold harmless the persons and entities released herein from all liabilities, claims, demands, costs, expenses and/or attorneys’ fees incurred as a result of any such assignment or transfer. THE EXECUTIVE HEREBY ACKNOWLEDGES AND AGREES THAT THIS SUPPLEMENTAL RELEASE IS A GENERAL RELEASE. Notwithstanding any term or provision of this Supplemental Release or the Employment Agreement to the contrary, and specifically notwithstanding the foregoing releases, this Supplemental Release does not relate to, and the Executive does not release, any rights the Executive may have with respect to any of the following: (a) any claim of the Executive for the payments and benefits due under the Agreement; (b) any contribution, indemnity, or other claim the Executive may have under the Charter or Bylaws of the Company or the Parent (or any successor or similar provision), under any applicable policy of insurance, or under applicable law as a result of any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the Executive is or was a director, officer, executive or agent of the Company or the Parent or serves or served any other enterprise at the request of the Company or the Parent; (c) any claim relating solely to the validity of this Supplemental Release under the ADEA, as amended; (d) any non-waivable right to file a change with the U.S. Equal Employment Opportunity Commission; or (e) any rights that may not be waived as a matter of law and/or that are covered by paragraph 15 of the Agreement.

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By signing this Supplemental Release, the Executive reaffirms the Executive’s obligations and representations under the Agreement. The Executive also represents that the Executive has been paid all compensation due and owing to him as of the date of this Supplemental Release under any employment or other contract the Executive has or may have had with the Company or the Parent (including but not limited to the Employment Agreement) or from any other source of entitlement, including all wages, salary, bonuses, incentive payments, profit-sharing payments, leave, severance pay or other benefits.

The Executive acknowledges that he has read and understands this Supplemental Release and executes it voluntarily and without coercion. The Executive further acknowledges that he has had full opportunity to consult with an attorney prior to executing this Supplemental Release, and that he has been advised in writing herein to do so. I have been advised that if I need to obtain an attorney I can contact the West Virginia Bar Association at 1.800.642.3617. In addition, the Executive has been given twenty-one (21) days, to consider, execute, and deliver this Supplemental Release to the Chairman of the Board of Directors of the Parent at the Parent’s principal business address, unless the Executive voluntarily chooses to execute this Supplemental Release before the end of the twenty-one (21)-day period. The Executive understands that he has seven (7) days following his execution of this Supplemental Release to revoke it in writing, and that this Supplemental Release is not effective or enforceable until after this seven (7)-day period. For such revocation to be effective, notice must be delivered to the Parent at the Parent’s principal business address, addressed to the attention of the Chairman of the Board of Directors, no later than the end of the seventh calendar day after the date by which the Executive signed this Supplemental Release. The Executive expressly agrees that, in the event he revokes this Supplemental Release, this Supplemental Release shall be null and void and have no legal or binding effect whatsoever, and he shall not be entitled to the payments described in paragraph 1(d) of the Agreement. The Parties recognize that the Executive may elect to sign this Supplemental Release prior to the expiration of the twenty-one (21)-day consideration period specified herein, and the Executive agrees that if he elects to do so such election is knowing and voluntary and comes after full opportunity to consult with an attorney.

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This Supplemental Release may not be signed before the Separation Date.

IN WITNESS WHEREOF, the undersigned has duly executed this Supplemental Release:

Richard W. Sunderland, Jr.

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